                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                       AMENDMENT TO APPLICATION OR REPORT

             Filed pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                               SL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                 AMENDMENT NO. 1

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K as set forth in the pages attached hereto.


          This amendment supplements the Form 8-K dated May 11, 1999 by:
          (1) Including the Financial Statements of businesses acquired required by Article 2 and 3 of Regulation S-X.
          (2) Including the Pro Forma Financial Information required by Article 11 of Regulation S-X.







         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                               SL INDUSTRIES, INC.

                                 BY: /s/ Owen Farren
                                     Owen Farren
                                     President and Chief Executive Officer


Date: July 12, 1999

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         The following financial statements and pro forma financial information are filed as part of this report:

         a) Financial statements of business acquired
            RFL Electronics Inc. - Years ended March 31, 1998 and 1997 (Audited)

         b) Pro forma financial information
            Pro forma condensed consolidated balance sheet - April 30, 1999
              (unaudited)
            Pro forma condensed consolidated statements of operations - year ended July 31, 1998 (unaudited)
            Pro forma condensed consolidated statements of operations -
              nine-months ended April 30, 1999 (unaudited)
            Notes to pro forma condensed consolidated financial statements

                              ARTHUR ANDERSEN LLP





                      RFL ELECTRONICS INC. AND SUBSIDIARY

        CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 1999 AND 1998

                                 TOGETHER WITH

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                              ARTHUR ANDERSEN LLP



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Stockholders of
RFL Electronics Inc.:

We have audited the accompanying consolidated balance sheets of RFL Electronics Inc. (a Delaware corporation) and subsidiary as of March 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RFL Electronics Inc. and subsidiary as of March 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                /s/ Arthur Andersen LLP
                                                ------------------------
                                                Arthur Andersen LLP


Roseland, New Jersey
May 4, 1999 (except with respect to
the matter discussed in Note 9, as to
which the date is May 11, 1999)

                      RFL ELECTRONICS INC. AND SUBSIDIARY
                      -----------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                            MARCH 31, 1999 AND 1998
                            -----------------------

                                (000's omitted)
                                ---------------

                                        ASSETS                                        1999       1998
                                        ------                                       -------    -------
CURRENT ASSETS:
     Cash and cash equivalents                                                       $ 1,755    $   499
     Accounts receivable, net of allowance for doubtful accounts of $86 and $42
       in 1999 and 1998, respectively                                                  2,604      2,846
     Due from affiliate                                                                  162        638
     Inventories                                                                       2,528      2,220
     Prepaid and other current assets                                                     44         24
                                                                                     -------    -------
               Total current assets                                                    7,093      6,227

PROPERTY, PLANT AND EQUIPMENT, net                                                     4,579      4,256

DEMONSTRATION EQUIPMENT, net of accumulated depreciation of $602
  and $433 in 1999 and 1998, respectively                                                355        207

GOODWILL, net of accumulated amortization of $287 and $239 in 1999
  and 1998, respectively                                                                 653        701

OTHER ASSETS                                                                             270        334
                                                                                     -------    -------
               Total assets                                                          $12,950    $11,725
                                                                                     =======    =======

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES:
     Current maturities of long-term debt                                            $   467    $   367
     Accounts payable and accrued expenses                                             2,864      2,597
     Income taxes payable                                                                294        303
                                                                                     -------    -------
               Total current liabilities                                               3,625      3,267
                                                                                     -------    -------

LONG-TERM DEBT                                                                         1,833      2,300

OTHER LIABILITIES                                                                         93         --
                                                                                     -------    -------
                                                                                       1,926      2,300
                                                                                     -------    -------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Common stock, no par value: 999,000 shares authorized,
       925,000 shares issued and outstanding                                              --         --
     Paid-in capital                                                                   4,043      4,043
     Retained earnings                                                                 3,356      2,115
                                                                                     -------    -------
               Total stockholders' equity                                              7,399      6,158
                                                                                     -------    -------
               Total liabilities and stockholders' equity                            $12,950    $11,725
                                                                                     =======    =======

                    The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                      RFL ELECTRONICS INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE YEARS ENDED MARCH 31, 1999 AND 1998
                                (000's omitted)



                                                        1999          1998
                                                      --------      --------
SALES                                                 $ 20,331      $ 17,503

COST OF SALES                                          (11,223)      (10,121)
                                                      --------      --------
     Gross profit                                        9,108         7,382

ENGINEERING COSTS                                       (1,525)       (1,630)

SELLING, GENERAL AND ADMINISTRATIVE COSTS               (5,413)       (4,540)
                                                      --------      --------
     Operating profit                                    2,170         1,212

OTHER INCOME                                                82            36
                                                      --------      --------
     Income before interest expense and
       provision for income taxes                        2,252         1,248

INTEREST EXPENSE                                          (209)         (284)
                                                      --------      --------
     Income before provision for income taxes            2,043           964

PROVISION FOR INCOME TAXES                                (802)         (361)
                                                      --------      --------
     Net income                                       $  1,241      $    603
                                                      ========      ========


          The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                      RFL ELECTRONICS INC. AND SUBSIDIARY


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                   (000's omitted, except share information)



                                     Common Stock                                 Total
                                 ------------------    Paid-in     Retained   Stockholders'
                                  Shares    Amount     Capital     Earnings      Equity
                                 --------  --------    -------     --------   -------------
BALANCE, March 31, 1997          925,000    $ --        $4,043      $1,512       $5,555

  Net income                        --        --          --           603          603
                                 -------    -----       ------      ------       ------

BALANCE, March 31, 1998          925,000      --         4,043       2,115        6,158

  Net income                        --        --          --         1,241        1,241
                                 -------    -----       ------      ------       ------
BALANCE, March 31, 1999          925,000    $ --        $4,043      $3,356       $7,399
                                 =======    =====       ======      ======       ======


          The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                      RFL ELECTRONICS INC. AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                (000's omitted)



                                                                                  1999          1998
                                                                                 ------        ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                     $1,241        $  603
  Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation and amortization                                                 559           566
      Deferred income taxes                                                        (117)          (35)
      Change in assets and liabilities-
        Decrease (increase) in accounts receivable, net                             242          (262)
        Decrease (increase) in due from affiliate                                   476          (358)
        Decrease in income tax receivable                                            --           100
        Increase in inventories                                                    (308)         (109)
        (Increase) decrease in prepaid expenses and other current assets            (20)           24
        Increase in other assets                                                     (6)          (26)
        Increase in accounts payable, accrued expenses, income taxes
          payable and other liabilities                                             214           587
                                                                                 ------        ------
              Net cash provided by operating activities                           2,281         1,090
                                                                                 ------        ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                                       (337)         (175)
  Purchases of demonstration equipment, net                                        (321)         (109)
                                                                                 ------        ------
              Net cash used in investing activities                                (658)         (284)
                                                                                 ------        ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments under revolving credit facility, net                                    --          (300)
  Repayments of long-term debt                                                     (367)         (267)
                                                                                 ------        ------
              Net cash used in financing activities                                (367)         (567)
                                                                                 ------        ------
              Net increase in cash and cash equivalents                           1,256           239

CASH AND CASH EQUIVALENTS, beginning of year                                        499           260
                                                                                 ------        ------
CASH AND CASH EQUIVALENTS, end of year                                           $1,755        $  499
                                                                                 ======        ======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for-
    Interest                                                                     $  235        $  289
    Income taxes                                                                    715           104

NONCASH INVESTING ACTIVITIES:
  Financed purchases of property, plant and equipment                               254            --


          The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                      RFL ELECTRONICS INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            MARCH 31, 1999 AND 1998

                                (000's omitted)



1. ORGANIZATION AND BUSINESS ACTIVITY

RFL Electronics Inc. designs, manufactures, sells and services communications and relaying products and calibration equipment for the electric utilities, oil and gas markets and transportation industries. RFL International Inc., a wholly owned subsidiary of the Company, is a foreign sales corporation (FSC) and sells RFL Electronics Inc.'s products internationally. Collectively, RFL Electronics Inc. and RFL International Inc. are referred to as the "Company."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the accompanying consolidated financial statements are discussed below.

Principles of Consolidation

The consolidated financial statements include the accounts of RFL Electronics Inc. and its wholly owned subsidiary, RFL International Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories

Inventories are valued at the lower of cost or market using the first-in first-out ("FIFO") method of accounting. Provisions are made for obsolete, slow-moving and defective inventory as necessary. Inventories are comprised of the following:

                                 March 31
                              ----------------
                               1999      1998
                              ------    ------
     Raw materials            $1,646    $1,465
     Work-in-process             756       647
     Finished goods              126       108
                              ------    ------
                              $2,528    $2,220
                              ======    ======

Property, Plant and Equipment

Property, plant and equipment are carried at cost and are generally depreciated using the straight-line method over their estimated service lives, which range from 5 to 45 years. Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the consolidated statements of income. Repairs and maintenance costs are expensed as incurred.

Demonstration Equipment

Demonstration equipment is depreciated using the straight-line method over 3 years.

Goodwill

The excess of purchase price over net assets acquired is being amortized using the straight-line method over 20 years.

Long-Lived Assets

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets," requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company does not believe that any such changes have occurred.

Income Taxes

The Company provides for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are provided on transactions recorded for financial statement purposes different from that in which such transactions are recorded for tax reporting purposes.

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are comprised of the following:

                                                      March 31
                                                  -----------------
                                                    1999       1998
                                                  -------    -------
Land                                              $   875    $   875
Buildings and improvements                          2,822      2,822
Machinery and equipment                             1,905      2,003
Computers                                           2,312      1,787
Furniture and fixtures                              1,409      1,409
                                                  -------    -------
                                                    9,323      8,896
Less-Accumulated depreciation and amortization     (4,744)    (4,640)
                                                  -------    -------
                                                  $ 4,579    $ 4,256
                                                  =======    =======


4. RELATED PARTY INFORMATION

During the fiscal year ended March 31, 1997, the Company purchased approximately 5% of a formerly affiliated company whose operations are located in Europe for $14. The investment, which is included in other assets, is being accounted for under the cost method of accounting. Receivables due from this affiliate totaled $162 and $638 as of March 31, 1999 and 1998, respectively.

5. BORROWINGS

The Company's loan agreement with a bank (the "Loan Agreement") provides for a revolving credit facility, a mortgage loan and a term loan. The Loan Agreement is collateralized by substantially all of the Company's assets.

The Loan Agreement provides for a revolving credit facility of up to $2,050 through September 1999. As of March 31, 1999 and 1998, no borrowings were outstanding under the revolving credit facility. The revolving credit facility provides for up to $750 in letters of credit and bankers acceptances and up to $750 in standby letters of credit. As of March 31, 1999, the Company had outstanding standby letters of credit in the amount of $155 and there were no outstanding bankers acceptances or letters of credit. Availability under the revolving credit facility is limited to the lesser of $2,050 or 85% of eligible accounts receivable, as defined, plus the lesser of $800 or 35% of eligible inventories, as defined. At March 31, 1999, $2,050 was available for future borrowings under the revolving credit facility. The interest rate for the revolving credit facility is selected by the Company at the time of borrowing and may be the prime interest rate (7.75% at March 31, 1999) or the LIBOR rate plus 2% (7.00% at March 31, 1999).

The Loan Agreement also contains certain covenants which, among other things, provide for limitations on indebtedness, investments and the payment of dividends and require the maintenance of ratios relating to tangible net worth, debt to net worth and minimum debt service coverage, as defined.

Long-term debt is comprised of the following:


                                                      March 31
                                                 ------------------
                                                  1999        1998
                                                 ------      ------
     Mortgage loan(a)                            $1,488      $1,604
     Term loan(a)                                   412         563
     Subordinated unsecured not payable(b)          400         500
                                                 ------      ------
                                                  2,300       2,667
     Less-Current maturities                       (467)       (367)
                                                 ------      ------
                                                 $1,833      $2,300
                                                 ======      ======


     (a) The Loan Agreement provides for a mortgage loan of $1,750. The mortgage is payable in quarterly principal installments of $29 with a final payment of $1,167 due in December 2001. Interest is payable at LIBOR plus 2% (7.00% at March 31, 1999).

         The Loan Agreement also provides for a term loan of $750. The term loan is payable in quarterly principal installments of $38 through December 2001. Interest is payable at LIBOR plus 2% (7.00% at March 31, 1999).

     (b) In April 1996, the Company entered into a subordinated unsecured note agreement for $500. Interest is payable at 10% per annum. During fiscal 1999, $100 was repaid and the balance is payable as follows:


                March 31, 2000                      $200
                March 31, 2001                       200
                                                    ----
                                                    $400
                                                    ====

Annual maturities of long-term debt as of March 31, 1999 are as follows:


                2000                                $  467
                2001                                   467
                2002                                 1,366
                                                    ------
                                                    $2,300
                                                    ======

6.  LEASES

The Company leases certain equipment and autos for use in its business. The leases have varying terms and expire through fiscal year 2004. Rent expense was $94 and $85 for the years ended March 31, 1999 and 1998, respectively.

Future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of March 31, 1999 are as follows:

                    2000                $ 89
                    2001                  75
                    2002                  59
                    2003                  40
                    2004                   7
                                        ----
                                        $270
                                        ====

7. INCOME TAXES

The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes," which utilizes the liability method and results in the determination of deferred taxes based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities using enacted tax rates currently in effect. The Company has recorded a valuation allowance against the tax benefits of its deferred tax asset due to the uncertainty of its realization.

Deferred income taxes are provided on transactions recorded for financial statement purposes in periods different from that in which such transactions are recorded for tax purposes.

The provision (benefit) for income taxes for the years ended March 31, 1999 and 1998 is as follows:

                                             For the Years Ended
                                                  March 31
                                             -------------------
                                               1999       1998
                                             --------   --------
          Current:
            Federal                            $ 709      $298
            State                                210        98

          Deferred:
            Federal                             (100)      (31)
            State                                (17)       (4)
                                               -----      ----
                                               $ 802      $361
                                               =====      ====

The components of deferred income taxes are as follows:

                                                                       March 31,
                                                                  --------------------
                                                                    1999        1998
                                                                  --------   ---------
Deferred tax assets:
  Inventory reserve                                                $ 236       $ 211
  Deferred compensation reserve                                      123         120
  Warranty reserve                                                   101          73
  Other liabilities and reserves                                     141          99
                                                                   -----       -----
                                                                     601         503
Deferred tax liabilities - depreciation and amortization            (263)       (282)
                                                                   -----       -----
     Net deferred tax asset                                          338         221
Valuation allowance                                                 (338)       (221)
                                                                   -----       -----
                                                                   $  --       $  --
                                                                   =====       =====

8. COMMITMENTS AND CONTINGENCIES

Profit Sharing Plan

The Company maintains a 401(k) and profit sharing plan which provides retirement, death and disability benefits to all eligible employees, including officers of the Company. Contributions by the Company to the plan are based upon a percentage of the Company's operating profit, as defined, and totaled $524 and $276 for the fiscal years ended March 31, 1999 and 1998, respectively. In addition, the Company may make additional discretionary contributions to the plan. There were no discretionary contributions to the plan for the years ended March 31, 1999 and 1998.

Litigation

The Company is, from time-to-time, party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the consolidated financial position or results of operations of the Company.

9. SUBSEQUENT EVENT

On May 11, 1999, SL Industries, Inc. purchased all of the Company's outstanding common stock.

                         PRO FORMA FINANCIAL INFORMATION


On May 11, 1999, SL Industries, Inc. (the "Registrant") acquired 100% of the issued and outstanding shares of capital stock of RFL Electronics Inc. ("RFL") pursuant to the terms of a Share Purchase Agreement (the "Agreement") dated April 1, 1999. Under the terms of the Agreement, the Registrant acquired RFL for approximately $12 million in cash, and a contingent payment of an additional $1 million in cash. This contingent payment was based upon the financial performance of RFL for its fiscal year ended March 31, 1999.

The following pro forma condensed consolidated financial statements are unaudited and have been prepared to give effect to (I) the acquisition of RFL and (ii) the issuance of senior debt used to finance the acquisition, as if these transactions had occurred as of the close of business on April 30, 1999, in the case of the pro forma condensed consolidated balance sheet, or on August 1, 1997, in the case of the pro forma condensed consolidated statements of operations. The RFL acquisition has been accounted for using the purchase method of accounting.

The pro forma condensed consolidated statements of operations do not purport to represent what the Registrant's results of operations for the periods indicated would actually have been had the transactions in fact occurred on the aforementioned date, or to project the Registrant's results of operations for any future period. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

The pro forma financial information should be read in conjunction with the historical financial statements of both the Registrant and RFL, including the notes thereto and the Registrant's Forms 8-K dated May 11, 1999. Historical financial statements of RFL are included under this Form 8-K/A. Historical financial statements of the Registrant are included in the Registrant's Annual Report to Shareholders and Form 10-K for the year ended July 31, 1998 and in its April 30, 1999, Form 10-Q.

                               SL INDUSTRIES, INC.
    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF BALANCE SHEETS (UNAUDITED)
                                 APRIL 30, 1999







                                                                          RFL          Pro Forma              Pro Forma
                                                        As Reported    Electronics    Adjustments            Consolidated
                                                        -----------    -----------    -----------            ------------

ASSETS
Current assets:
 Cash and cash equivalents .......................   $    129,000    $  1,135,000   $   (400,000)      A      $    864,000
 Receivables, net of allowances ..................     17,096,000       2,783,000           --                  19,879,000
 Inventories .....................................     18,502,000       2,515,000           --                  21,017,000
 Prepaid expenses ................................        899,000          65,000           --                     964,000
 Deferred income taxes ...........................      2,104,000            --             --                   2,104,000
                                                     ------------     -----------   ------------               -----------

     Total current assets ........................     38,730,000       6,498,000       (400,000)               44,828,000
                                                     ------------     -----------   ------------               -----------
Property, plant and equipment, net ...............     13,818,000       4,948,000           --                  18,766,000
Long-term notes receivable .......................      2,177,000            --             --                   2,177,000
Deferred income taxes ............................      2,463,000            --             --                   2,463,000
Cash surrender value of life insurance policies ..      9,212,000            --             --                   9,212,000
Intangible assets, net ...........................     10,572,000         649,000      5,598,000       B        16,819,000
Other assets .....................................      1,397,000         264,000           --                   1,661,000
                                                     ------------     -----------   ------------               -----------

        Total assets .............................   $ 78,369,000    $ 12,359,000   $  5,198,000              $ 95,926,000
                                                     ============    ============   ============              ============

LIABILITIES
Current liabilities:
 Short-term bank debt ............................   $  1,082,000    $       --     $       --                $  1,082,000
 Long-term debt due within one year ..............        205,000         467,000       (200,000)      A           472,000
 Accounts payable ................................      6,256,000       1,003,000           --                   7,259,000
 Notes payable ...................................           --              --           75,000       C            75,000
 Accrued income taxes ............................      1,181,000         172,000           --                   1,353,000
 Other accrued liabilities .......................      9,317,000       1,312,000        316,000       B        10,945,000
                                                     ------------     -----------   ------------               -----------

        Total current liabilities ................     18,041,000       2,954,000        191,000                21,186,000
                                                     ------------     -----------   ------------               -----------
Long-term debt less portion due within one year ..     10,064,000       1,633,000     12,400,000       C        24,097,000
Deferred compensation and supplemental
retirement benefits ..............................      5,141,000         286,000           --                   5,427,000
Other liabilities ................................      3,494,000         293,000       (200,000)      A         3,587,000
                                                     ------------     -----------   ------------               -----------

        Total liabilities ........................   $ 36,740,000    $  5,166,000   $ 12,391,000              $ 54,297,000
                                                     ------------     -----------   ------------               -----------

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized,
 6,000,000 shares; none issued ...................   $       --      $       --     $       --                $       --
Common stock, $.20 par value; authorized,
 25,000,000 shares; issued, 8,235,000 ............      1,647,000            --             --                   1,647,000
Capital in excess of par value ...................     36,924,000       4,043,000     (4,043,000)      B        36,924,000
Retained earnings ................................     18,194,000       3,150,000     (3,150,000)      B        18,194,000
Translation adjustment ...........................        (54,000)           --             --                     (54,000)
Treasury stock at cost, 2,606,000 shares .........    (15,082,000)           --             --                 (15,082,000)
                                                     ------------     -----------   ------------               -----------
   Total shareholders' equity ....................     41,629,000       7,193,000     (7,193,000)               41,629,000
                                                     ------------     -----------   ------------               -----------
   Total liabilities and shareholders' equity ....   $ 78,369,000    $ 12,359,000   $  5,198,000              $ 95,926,000
                                                     ============    ============   ============              ============








See accompanying notes to consolidated financial statements.

                               SL INDUSTRIES, INC
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        TWELVE-MONTHS ENDED JULY 31, 1998



                                                              RFL          Pro Forma                         Pro Forma
                                        As Reported       Electronics     Adjustments                        Consolidated
                                        -------------    -------------    -------------                     -------------
Net sales ...........................   $ 118,212,000    $  17,914,000    $        --                       $ 136,126,000
                                        -------------    -------------    -------------                     -------------
Cost and expenses:
  Cost of products sold .............      74,646,000        9,926,000             --                          84,572,000
  Engineering and product development       6,167,000        1,567,000             --                           7,734,000
  Selling, general and
  administrative expenses ...........      25,576,000        4,332,000             --                          29,908,000
  Depreciation and amortization .....       3,043,000          548,000          188,000       D                 3,779,000
                                        -------------    -------------    -------------                     -------------
Total cost and expenses .............     109,432,000       16,373,000          188,000                       125,993,000
                                        -------------    -------------    -------------                     -------------
Income (Loss) from operations .......       8,780,000        1,541,000         (188,000)                       10,133,000
Other income (expense):
  Interest income ...................         214,000             --              7,000       E                   221,000
  Interest expense ..................        (427,000)        (257,000)        (455,000)      F                (1,139,000)
                                        -------------    -------------    -------------                     -------------
Income before income taxes ..........       8,567,000        1,284,000         (636,000)                        9,215,000
Provision (Benefit) for income taxes        3,254,000          495,000         (174,000)      G                 3,575,000
                                        -------------    -------------    -------------                     -------------
Net income (loss) ...................   $   5,313,000    $     789,000    $    (462,000)                    $   5,640,000
                                        =============    =============    =============                     =============


Basic net income per common share ...   $        0.95                                                       $        1.01
                                        =============                                                       =============
Diluted net income per common share     $        0.90                                                       $        0.96
                                        =============                                                       =============

Shares used in computing basic
   net income per common share ......       5,598,000                                                          5,598,000
Shares used in computing diluted
   net income per common share ......       5,897,000                                                          5,897,000


See accompanying notes to unaudited pro forma condensed consolidated financial statements

                               SL INDUSTRIES, INC
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        NINE-MONTHS ENDED APRIL 30, 1999



                                                                            RFL           Pro Forma                    Pro Forma
                                                        As Reported     Electronics      Adjustments                   Consolidated
                                                        ------------   ------------      -----------                   -------------
Net sales ...........................................   $ 89,805,000    $ 13,831,000    $       --                     $103,636,000
                                                        ------------    ------------    ------------                   ------------
Cost and expenses:
  Cost of products sold .............................     57,896,000       8,128,000            --                       66,024,000
  Engineering and product development ...............      5,578,000       1,277,000            --                        6,855,000
  Selling, general and administrative expenses ......     16,716,000       3,337,000            --                       20,053,000
  Depreciation and amortization .....................      2,886,000         378,000         141,000        D            3,405,000
                                                        ------------    ------------    ------------                   ------------
Total cost and expenses .............................     83,076,000      13,120,000         141,000                     96,337,000
                                                        ------------    ------------    ------------                   ------------
Income (Loss) from operations .......................      6,729,000         711,000        (141,000)                     7,299,000
Other income (expense):
  Interest income ...................................        220,000            --             5,000         E              225,000
  Interest expense ..................................       (635,000)       (197,000)       (338,000)        F           (1,170,000)
                                                        ------------    ------------    ------------                   ------------

Income before income taxes ..........................      6,314,000         514,000        (474,000)                     6,354,000
Provision (Benefit) for income taxes ................      2,370,000         186,000        (129,000)        G            2,427,000
                                                        ------------    ------------    ------------                   ------------
Net income (loss) ...................................   $  3,944,000    $    328,000    $   (345,000)                  $  3,927,000
                                                        ============    ============    ============                   ============

Basic net income per common share ...................   $       0.70                                                   $       0.70
                                                        ============                                                   ============
Diluted net income per common share .................   $       0.67                                                   $       0.67
                                                        ============                                                   ============

Shares used in computing basic
   net income per common share ......................      5,648,000                                                      5,648,000
Shares used in computing diluted
   net income per common share ......................      5,883,000                                                      5,883,000


See accompanying notes to unaudited pro forma condensed consolidated financial statements

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A.       Reflects payoff of a RFL loan.

B. Reflects adjustments from RFLs April 30, 1999, historical balance sheet to the balance sheet acquired.

C.       Reflects an increase in long-term debt to finance the RFL acquisition.

D. Reflects amortization of the intangible asset resulting from the RFL acquisition.

E. Reflects an increase in interest income due to additional cash available for investment, as a result of the acquisition.

F. Reflects an incremental increase in interest expense at an annual rate of 5.275% in connection with an increase in long-term debt, as a result of the acquisition.

G. Reflects tax benefit of pro forma adjustments other than goodwill amortization.